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                                                                    Exhibit 99.1

                                                        CONTACTS: Mary K. Talbot
                                                                  (401) 245-8819

               SLADE'S FERRY BANCORP REPORTS 2007 ANNUAL EARNINGS


SOMERSET, Mass. (JANUARY 29, 2008) -- Slade's Ferry Bancorp (the "Company"), (NASDAQ Capital Market: SFBC) parent company of Slade's Ferry Trust Company (the "Bank"), reported net income of $2.8 million, or $0.70 per share (basic and diluted) for the year ended December 31, 2007, a decrease of 21.8% from net income for the year ended December 31, 2006, which totaled $3.6 million, or $0.87 per share (basic and diluted). The decline in net income for the year is primarily attributable to decreased net interest income and increased operating expenses due to the Company's proposed merger with Independent Bank Corp. ("Independent"). On October 11, 2007, the Company announced that it had entered into an Agreement and Plan of Merger with Independent (the parent company of Rockland Trust Company). The Company's shareholders approved the merger agreement on January 17, 2008 and the transaction is expected to be completed on or about March 1, 2008, subject to customary regulatory approvals.

For the three months ended December 31, 2007, net income was $332,000, a decrease of 68.2% compared to net income for the three months ended December 31, 2006, which totaled $1.0 million. Both basic and diluted earnings per share were $0.08 and $0.25 for the three months ended December 31, 2007 and 2006, respectively. The decrease in net income for the three month period is primarily attributable to increased expenses as a result of increased salary and benefit costs and due to expenses incurred relating to the proposed merger.

Total interest and dividend income increased from $33.4 million for the year ended December 31, 2006 to $35.6 million for the year ended December 31, 2007, an increase of 6.6%, primarily as a result of commercial loan growth. For the three months ended December 31, 2007, total interest and dividend income was $9.1 million, compared to $8.8 million for the three months ended December 31, 2006, an increase of 2.8%, also attributable to commercial loan growth.

Total interest expense increased 17.7%, from $15.3 million for the year ended December 31, 2006 to $18.1 million for the year ended December 31, 2007. Total interest expense increased 3.0%, from $4.4 million for the three months ended December 31, 2006 to $4.5 million for the three months ended December 31, 2007.

Net interest and dividend income was $17.5 million for the year ended December 31, 2007, compared to $18.1 million for the year ended December 31, 2006, a decrease of 2.9%. Net interest and dividend income for the three months ended December 31, 2007 was $4.5 million, compared to $4.4 million for the three months ended December 31, 2006, an increase of 2.5%. Given the challenging interest rate environment, management's strategy has been to utilize alternative funding sources, including increased Federal Home Loan Bank borrowings, to fund loan growth. Due to the growth and change in the composition of the loan portfolio, as well as a slight deterioration of credit quality, management deemed it prudent to provide $361,000 for loan losses for the year ended December 31, 2007 as compared to a $39,000 provision for the year ended December 31, 2006. Due to the continued loan growth and slight deterioration in credit quality, the provision for loan losses was $191,000 for the three months ended December 31, 2007 compared to no provision for the three months ended December 31, 2006.

Noninterest income increased 23.2% for the year ended December 31, 2007, from $2.7 million to $3.4 million, due to net gains on the sale of securities of $516,000 in 2007 as compared to net losses on the sale of securities of $116,000 in 2006. In 2007, management utilized proceeds from investment sales and maturities, in addition to increased borrowings, to support loan growth, while in June 2006, the Bank repositioned its investment portfolio and recognized net losses on the sale of securities of $150,000 at that time. Non interest income was $744,000 for the quarter ended December 31, 2007 compared to $767,000 for the comparable quarter in 2006, a decrease of 3.0%.

Non-interest expense increased 7.0% to $15.9 million for the year ended December 31, 2007 from $14.9 million for the year ended December 31, 2006, primarily due to increased salary and benefit costs related to the implementation of certain supplemental retirement plans and stock awards, and one-time expenses related to the Company's proposed merger with Independent Bank Corp. (the parent company of Rockland Trust Company) incurred in 2007. Non-interest expense increased 23.5% to $4.3 million from $3.5 million for the three months ended December 31, 2007 compared to the same period in 2006, also related to the aforementioned salary and benefit accruals and one-time merger expenses.

Total consolidated assets increased 0.4% from $607.8 million at December 31, 2006 to $610.2 million at December 31, 2007. Net loans increased 8.4% from $422.4 million at December 31, 2006 to $457.8 million at December 31, 2007. Deposits decreased 7.8%, from $424.0 million at December 31, 2006 to $390.9 million at December 31, 2007. During the same time, the Bank increased its level of Federal Home Loan Bank advances from $119.1 million at December 31, 2006 to $153.2 million at December 31, 2007, an increase of 28.7%.

Total stockholders' equity increased $683,000 to 51.9 million at December 31, 2007 from $51.2 million at December 31, 2006, primarily as a result of net income of $2.8 million, an increase in accumulated other comprehensive income of $719,000, and proceeds from stock issuances of $548,000 due to the exercise of stock options. These increases were partially offset by the purchase of treasury shares and shares to fund awards under the Company's equity incentive plan aggregating $2.3 million and dividends declared of $1.5 million. At December 31, 2007 and 2006, there were 4,010,333 and 4,102,242 common shares issued and outstanding, respectively, a decrease of 91,909 shares due primarily to the repurchase of 121,831 shares of common stock under the Company's stock repurchase program and the purchase of 12,723 shares for the Company's equity incentive plan, offset by the issuance of 15,665 shares under the Company's dividend reinvestment plan, the exercise of 18,980 stock options and the vesting of 8,000 restricted shares. Book value per share was $12.95 at December 31, 2007 as compared to $12.49 at December 31, 2006. Both the Company and the Bank maintain capital levels sufficient to be considered "well-capitalized" under applicable regulatory capital guidelines and requirements.

The Company declared a $0.09 dividend to common shareholders of record on January 2, 2008, which was paid on January 18, 2008.
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Slade's Ferry Bancorp was founded to serve community-banking needs with both personal and commercial products and services. Traded on the NASDAQ Capital Market as SFBC, Slade's Ferry Bancorp can also be found on the web at www.sladesbank.com and in seven Massachusetts communities - Assonet, Fairhaven, Fall River, New Bedford, Seekonk, Somerset and Swansea.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the strength of the company's capital and asset quality. Other such statements may be identified by words such as "believes," "will," "expects," "project," "may," "developments," "strategic," "launching," "opportunities," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions. These statements are based upon the current beliefs and expectations of Slade's Ferry Bancorp's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectation expressed in our forward-looking statements: (1) enactment of adverse government regulations (2) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (3) the strength of the United States economy in general and specifically the strength of the New England economics may be different than expected, resulting in, among other things, a deterioration in overall credit quality and borrowers' ability to service and repay loans, or a reduced demand for credit, including the resultant effect on the Bank's loan portfolio, levels of charge-offs and non-performing loans and allowance for loan losses; (4) changes in the interest rate environment may reduce interest margins and adversely impact net interest income; (5) the impact of the proposed acquisition of the Company by Independent Bank Corp. and (6) changes in assumptions used in making such forward-looking statements. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Slade's Ferry Bancorp's actual results could differ materially from those discussed. All subsequent written and oral forward-looking statements attributable to Slade's Ferry Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above. Slade's Ferry Bancorp does not intend or undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made.
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                     Slade's Ferry Bancorp. and Subsidiary
                          Consolidated Balance Sheets
                                  (Unaudited)

                                                                December 31,
                                                           --------------------
                                                             2007        2006
                                                           --------------------
Assets                                                        (In thousands)
------

Cash and due from banks                                    $ 13,326    $ 19,448
Interest-bearing demand deposits with other banks               550       1,007
Federal funds sold                                                -       1,900
                                                           --------    --------
      Cash and cash equivalents                              13,876      22,355
Interest-bearing certificates of deposit with other banks       100         100
Securities available for sale                                83,187     105,603
Securities held to maturity                                  19,770      24,623
Federal Home Loan Bank stock, at cost                         7,701       6,856
Loans, net                                                  457,813     422,370
Premises and equipment, net                                   7,631       5,587
Goodwill                                                      2,173       2,173
Accrued interest receivable                                   2,212       2,311
Bank-owned life insurance                                    12,660      12,317
Other assets                                                  3,046       3,465
                                                           --------    --------
                                                           $610,169    $607,760
                                                           ========    ========

Liabilities and Stockholders' Equity
------------------------------------

Deposits:
  Noninterest-bearing                                      $ 73,720    $ 79,101
  Interest-bearing                                          317,193     344,905
                                                           --------    --------
      Total deposits                                        390,913     424,006
Short-term borrowings                                        26,500           -
Long-term borrowings                                        126,677     119,058
Subordinated debentures                                      10,310      10,310
Accrued expenses and other liabilities                        3,841       3,141
                                                           --------    --------
      Total liabilities                                     558,241     556,515
Stockholders' equity:
  Common stock                                                   40          41
  Additional paid-in capital                                 30,034      31,444
  Retained earnings                                          22,455      21,111
  Accumulated other comprehensive income (loss)                 255        (464)
  Unearned compensation                                        (856)       (887)
                                                           --------    --------
      Total stockholders' equity                             51,928      51,245
                                                           --------    --------

                                                           $610,169    $607,760
                                                           ========    ========
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                     Slade's Ferry Bancorp. and Subsidiary
                       Consolidated Statements of Income
                                  (Unaudited)

                                                           Three Months Ended
                                                              December 31,
                                                            2007        2006
                                                           ------      ------
                                                          (In thousands, except
                                                             per share data)
Interest and dividend income:
  Interest and fees on loans                               $7,580      $7,066
  Interest and dividends on securities                      1,403       1,656
  Other interest                                               81          99
                                                           ------      ------
      Total interest and dividend income                    9,064       8,821
Interest expense:
  Interest on deposits                                      2,582       2,741
  Interest on Federal Home Loan Bank advances               1,712       1,425
  Interest on subordinated debentures                         222         217
                                                           ------      ------
      Total interest expense                                4,516       4,383
                                                           ------      ------
Net interest and dividend income                            4,548       4,438
Provision for loan losses                                     191           -
                                                           ------      ------
Net interest income, after provision for loan losses        4,357       4,438
Noninterest income:
  Service charges on deposit accounts                         373         362
  Gain on sales of available-for-sale securities, net           -          35
  Other income                                                371         370
                                                           ------      ------
      Total noninterest income                                744         767
Noninterest expense:
  Salaries and employee benefits                            2,020       1,645
  Occupancy and equipment expense                             485         488
  Merger expense                                              563           -
  Other expense                                             1,207       1,329
                                                           ------      ------
      Total noninterest expense                             4,275       3,462
                                                           ------      ------
Income before income taxes                                    826       1,743
Provision for income taxes                                    494         700
                                                           ------      ------
      Net income                                           $  332      $1,043
                                                           ======      ======

Earnings per share:
  Basic                                                    $ 0.08      $ 0.25
                                                           ======      ======
  Diluted                                                  $ 0.08      $ 0.25
                                                           ======      ======
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                     Slade's Ferry Bancorp. and Subsidiary
                       Consolidated Statements of Income
                                  (Unaudited)

                                                                Year Ended December 31,
                                                                  2007           2006
                                                                -------        -------
                                                                 (In thousands, except
                                                                    per share data)
Interest and dividend income:
  Interest and fees on loans                                    $28,900        $27,263
  Interest and dividends on securities                            6,196          5,904
  Other interest                                                    501            234
                                                                -------        -------
      Total interest and dividend income                         35,597         33,401
Interest expense:
  Interest on deposits                                           10,612          9,524
  Interest on Federal Home Loan Bank advances                     6,574          4,986
  Interest on subordinated debentures                               864            828
                                                                -------        -------
      Total interest expense                                     18,050         15,338
                                                                -------        -------
Net interest and dividend income                                 17,547         18,063
Provision for loan losses                                           361             39
                                                                -------        -------
Net interest income, after provision for loan losses             17,186         18,024
Noninterest income:
  Service charges on deposit accounts                             1,403          1,394
  Gain (loss) on sales of available-for-sale securities, net        516           (116)
  Other income                                                    1,464          1,469
                                                                -------        -------
      Total noninterest income                                    3,383          2,747
Noninterest expense:
  Salaries and employee benefits                                  8,444          8,087
  Occupancy and equipment expense                                 1,982          1,950
  Merger expense                                                    563              -
  Other expense                                                   4,955          4,866
                                                                -------        -------
      Total noninterest expense                                  15,944         14,903
                                                                -------        -------
Income before income taxes                                        4,625          5,868
Provision for income taxes                                        1,796          2,249
                                                                -------        -------
      Net income                                                $ 2,829        $ 3,619
                                                                =======        =======

Earnings per share:
  Basic                                                         $  0.70        $  0.87
                                                                =======        =======
  Diluted                                                       $  0.70        $  0.87
                                                                =======        =======
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